Consent of Independent Registered Public Accounting Firm

To the Board of Directors

  Otish Resources, Inc.

  Vancouver, British Columbia, Canada

We hereby consent to the incorporation in this Form SB-2/A Registration Statement of our report dated October 7, 2004 relating to the financial statements of Otish Resources, Inc. for the period from February 20, 2003 (Inception) through August 31, 2004.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

November 18, 2004

/s/  Malone & Bailey, PLLC

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas